Ex. 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
        PURSUANT TO RULE 13A-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of EduLink, Inc. ("EduLink"), that, to his knowledge, the Annual Report of EduLink on Form 10-K for the period ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of EduLink. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to EduLink and will be retained by EduLink and furnished to the Securities and Exchange Commission or its staff upon request.


   Date: November 1, 2006                      By: /s/ Aleksandr Shvarts
                                               --------------------------

                                               ALEKSANDR SHVARTS
                                               Chief Executive Officer

   Date: November 1, 2006                      By: /s/ Gennady Pomeranets
                                               ---------------------------

                                               GNNADY POMERANETS, CPA

                                               Chief Financial Officer